Exhibit 20.2
Page 1 of 3
                   Navistar Financial 1995 - B Owner Trust
                        For the Month of January 1999
                    Distribution Date of February 16, 1999
                           Servicer Certificate #40

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $78,776,227.46
Beginning Pool Factor                                           0.1500638

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,547,484.85
     Interest Collected                                       $614,296.41

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $95,465.41
Total Additional Deposits                                      $95,465.41

Repos / Chargeoffs                                              $3,166.41
Aggregate Number of Notes Charged Off                                  67

Total Available Funds                                       $7,257,246.67

Ending Pool Balance                                        $72,225,576.20
Ending Pool Factor                                              0.1375852

Servicing Fee                                                  $65,646.86

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,308,100.58
     Target Percentage                                               5.50%
     Target Balance                                         $3,972,406.69
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($284,119.65)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.702%
Current Weighted Average Remaining Term (months):                   16.65

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,077,163.56       680
                                31 - 60 days            $354,527.35       222
                                60+  days               $105,395.41        53

     Total:                                           $1,537,086.32       707

     Balances:                  60+  days               $981,806.51        53

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $41,565.89
+    Excess Serv.                                       $242,553.76
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,308,100.58

Exhibit 20.2
Page 2 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of January 1999

                                                                                  NOTES
                                                            (Money Market)
                                              TOTAL           CLASS A - 1       CLASS A - 2        CLASS A - 3       CERTIFICATES
                                        $525,000,000.00    $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                   $78,776,227.46
Ending Pool Balance                      $72,225,576.20

Collected Principal                       $6,547,484.85
Collected Interest                          $614,296.41
Charge - Offs                                 $3,166.41
Liquidation Proceeds / Recoveries            $95,465.41
Servicing                                    $65,646.86
Cash Transfer from Reserve Account                $0.00
Total Collections Available
  for Debt Service                        $7,191,599.81

Beginning Balance                        $78,776,227.46              $0.00              $0.00     $70,084,613.48      $8,691,613.98

Interest Due                                $398,394.79              $0.00              $0.00        $353,343.26         $45,051.53
Interest Paid                               $398,394.79              $0.00              $0.00        $353,343.26         $45,051.53
Principal Due                             $6,550,651.26              $0.00              $0.00      $6,321,378.47        $229,272.79
Principal Paid                            $6,550,651.26              $0.00              $0.00      $6,321,378.47        $229,272.79

Ending Balance                           $72,225,576.20              $0.00              $0.00     $63,763,235.01      $8,462,341.19
Note / Certificate Pool Factor                                      0.0000             0.0000             0.2243             0.4605
   (Ending Balance / Original Pool Amount)
Total Distributions                       $6,949,046.05              $0.00              $0.00      $6,674,721.73        $274,324.32

Interest Shortfall                                $0.00              $0.00              $0.00              $0.00              $0.00
Principal Shortfall                               $0.00              $0.00              $0.00              $0.00              $0.00
     Total Shortfall                              $0.00              $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                            $242,553.76
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $11,308,100.58
(Release) / Draw                           ($284,119.65)
Ending Reserve Acct Balance              $11,023,980.93

Exhibit 20.2
Page 3 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of January 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                  3                  2                   1
                                         Sep-98              Oct-98             Nov-98              Dec-98              Jan-99
Beginning Pool Balance              $105,809,154.42     $98,177,121.95     $91,146,191.22      $85,074,812.76      $78,776,227.46

A)   Loss Trigger:
Principal of Contracts Charged Off       $41,554.42         $57,127.09         $22,705.25          $36,767.64           $3,166.41
Recoveries                              $125,145.16         $33,287.88         $94,952.19          $47,943.66          $95,465.41

Total Charged Off (Months 5, 4, 3)      $121,386.76
Total Recoveries (Months 3, 2, 1)       $238,361.26
Net Loss / (Recoveries) for 3 Mos      ($116,974.50)(a)

Total Balance (Months 5, 4, 3)      $295,132,467.59(b)

Loss Ratio Annualized  [(a/b) * (12)]       -0.4756%

Trigger:  Is Ratio > 1.5%                        No
                                                                                Nov-98              Dec-98              Jan-99

B)   Delinquency Trigger:                                                   $1,388,860.14         $547,121.84         $981,806.51
     Balance delinquency 60+ days                                                1.52377%            0.64311%            1.24632%
     As % of Beginning Pool Balance                                              1.37147%            1.13397%            1.13773%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer